                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of, April 13,
     2002, (the "Effective Date") by and between Tropical Sportswear Int'l Corporation, a Florida corporation (the "Company"), and Frank A. Maccarrone (the "Employee").

                                    RECITALS:

         By entering into this Agreement, the Company desires to provide the Employee with substantial incentives to serve the Company without distraction or concern over minimum compensation, benefits or tenure, to develop and implement the Company's business plan and to manage the Company's future growth and development and to maximize the returns to the Company's stockholders. Employee desires to accomplish those goals and to provide excellent service to, and for the benefit of, the Company.

         NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree with each other as follows:

1.       EMPLOYMENT

   A. On the terms and subject to the conditions hereinafter set forth, the Company will employ the Employee as Executive Vice President and Chief Operating Officer or such other executive positions as the Company may from time to time assign, and the Employee agrees to serve in those positions. The Employee shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company and corporations Affiliated with the Company as are commensurate and consistent with his position. The Employee also shall have such additional powers, authority, functions, duties and responsibilities as may be assigned to him or her by the President, Chief Executive Officer or Board of Directors.

   B. The Employee shall not, at any time during the Term of Employment, engage in any other activities unless these activities do not interfere materially with the Employee's duties and responsibilities for the Company at that time.

2.       TERM OF EMPLOYMENT

         The term of the Employee's Employment shall be for a term of one (1) year (the "Term") commencing on the Effective Date and renew each day of the Term thereafter for an additional day without further action by the Company or the Employee, it being the intention of the parties that from the Effective Date there shall be a continuously remaining Term of one (1) year duration of the Employee's Employment unless the Agreement is terminated in accordance with
Section 4 below. The effective date of any termination shall be the "Termination Date" and may be set by the Company in its discretion, pursuant to Section 4 below. In the event that Employee's Employment hereunder shall not have otherwise been terminated, such Employment shall terminate at the end of the Company's fiscal year in which the Employee reaches age sixty-five (65).

3.       COMPENSATION

         A. Base Salary. A Base Salary shall be payable to the Employee by the Company as a guaranteed minimum annual amount hereunder for each Compensation Year during the period from the Effective Date to the Termination Date. That Base Salary shall be payable in the intervals consistent with the Company's normal payroll schedules (but in no event less frequently than semi-monthly), shall be payable initially at the annual rate of $250,000.

         On the first and each subsequent anniversary of the Company's fiscal year, the Base Salary shall be increased by the greater of the same percentage increase (if any) in the CPI for the twelve (12) month period immediately preceding such anniversary or such amount that the Company shall determine.

         B. Annual Cash Bonus. The Annual Cash Bonus, if any, shall be determined solely in the discretion of the Company.

4.       TERMINATION

         A. Termination by Company with Cause. The Company may terminate Employee at any time upon notice for "cause." "Cause" shall mean and be limited to:

             (11) the Employee's commission or conviction of, or plea of guilty or nolo contendere to, any crime or offense involving money or other property of the Company or others or which constitutes a felony or a crime involving moral turpitude in the jurisdiction involved;

             (12) fraud on the Company or otherwise relating to the Company or its business;

             (13) theft of any property of the Company;

             (14) use of illegal drugs, misuse of prescription drugs that affects the Employee's performance or repeated abuse of alcohol in connection with employment or any Company duty or function;

             (15) any willful material breach by the Employee of the performance of his duties pursuant to this Agreement which continues after written notice from the Company;

             (16) Failure or refusal by the Employee to carry out or abide by a directive of the President, Chief Executive Officer or the Board of Directors, or their designees, within five (5) business days after receipt of written notice of the alleged failure or refusal;

             (17) material misrepresentation by the Employee to any officer or director of the Company;

             (18) the Employee's continued poor performance or nonperformance of his duties for more than thirty (30) days after receipt of written notice from the Company detailing the poor performance or nonperformance and demanding cure;

             (19) any disclosure by the Employee to any person, firm or corporation other than the Company and its directors, officers, and employees of any material confidential information or trade secrets of the Company which is detrimental to the interests of the Company or made outside the scope of the Employee's duties to the Company;

             (20) engaging by the Employee, without prior consent of the Board of Directors of the Company, in any other business other than the business of the Company which interferes in any material respect with the performance of Employee's duties.

If the employment of the Employee is terminated by the Company for cause, the Employee will not be entitled to any separation benefits and Employee's salary, bonus, benefits and business expense reimbursements shall cease as of the date of termination. All salary, bonuses on a prorata basis, benefits and business expense reimbursements that are earned and due to the Employee hereunder and not paid up to the Termination Date shall be paid to the Employee within forty-five (45) days after the Termination Date.

         B. Termination by the Company Without Cause. If the Company terminates the Employee's employment without Cause at any time and Employee executes a general release of claims in a form acceptable to the Company:

                  (a) the Company shall pay to the Employee one (1) year of his or her Annual Base Salary then in effect.

         C. Relief of Duties. The Company may, during any notice period or at any other time, in its discretion, relieve the Employee of his duties without terminating him so long as the Company continues to pay and provide all of the Employee's regular compensation and benefits.

5.       OTHER EMPLOYEE RIGHTS

       A. Paid Vacation; Holidays. The Employee shall be entitled to annual vacation and all legal holidays during which times his applicable compensation shall be paid in full in accordance with Company policies in effect from time to time.

       B. Fringe Benefits. During the term of this agreement, the Employee is entitled to the same level of fringe benefits currently provided to Employee by the Company.

       C. Business Expenses. The Employee is authorized to incur, and will be entitled to receive prompt reimbursement for, all reasonable expenses incurred by the Employee in performing his duties and carrying out his responsibilities hereunder, including air fare and hotels, business meals, entertainment and travel expenses, provided that the Employee complies with the applicable policies, practices and procedures of the Company relating to the submission of expense reports, receipts or similar documentation of those expenses. The Company shall either pay directly or promptly reimburse the Employee for such expenses not more than twenty (20) days after the submission to the Company by the Employee from time to time of an itemized accounting and acceptable evidence of such expenditures for which direct payment or reimbursement is sought.

6.       PROTECTIVE COVENANTS

        A.        Definitions. The following capitalized terms used in this
Section 6 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                  "Competitive Position" means any employment with a Competitor in which the Employee will use or is likely to use any Confidential Information or Trade Secrets, or in which the Employee has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by the Employee for the Company;

                  "Competitive Services" means the merchandising, manufacturing, distribution, selling or marketing of apparel products.

                  "Competitor" means any Person engaged, wholly or in part, in Competitive Services.

                  "Confidential Information" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, sales and marketing techniques and plans, lists of contact data, technical data relating to the Company's products or production techniques, purchase and supply information, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, client billing information, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, financial plans and data concerning the Company, and management planning information. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

                  "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

                  "Principal or Representative" means a principal, owner, partner, shareholder, joint venturor, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

                  "Protected Customers" means any Person to whom the Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the termination Date.

                  "Protected Employees" means employees of the Company who were employed by the Company at any time within six (6) months prior to the termination Date.

                  "Protected Suppliers" means any person from whom the Company has purchased products or services or solicited to purchase products or services during the twelve (12) months prior to the termination Date.

                  "Restricted Period" means the Period of Employment and a period extending one (1) year from the termination of the Employee's employment with the Company for any reason whatsoever.

                  "Restricted Territory" means the United States and North, Central and South America, the United Kingdom, Western Europe, Australia, New Zealand, and Fiji. The Company and the Employee acknowledge and agree that the Company and its subsidiaries do business and sell men's, women's, boys' and girls' sportswear (tops and bottoms) in all 50 states of the United States and in each other country in the Restricted Territory.

                  "Restrictive Covenants" means the restrictive covenants contained in Section 12(c) hereof.

                  "Trade Secret" means all information regarding the Company, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of Confidential Information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Florida.

         B.       Restrictive Covenants.

                           (a)      Restriction on Disclosure and Use of
Confidential Information and Trade Secrets. The Employee understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to the Employee's own use. Accordingly, the Employee hereby agrees that the Employee shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and the Employee shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, the Employee shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or the Employee's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

         Anything herein to the contrary notwithstanding, the Employee shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, the Employee shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by the Employee.

                           (b)      Nonsolicitation of Protected Employees. The
Employee understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to the Employee's own use. Accordingly, the Employee hereby agrees that during the Restricted Period the Employee shall not directly or indirectly on the Employee's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

                           (c)      Restriction on Relationships with Protected
Customers and Protected Suppliers. The Employee understands and agrees that the relationships between the Company and each of its Protected Customers and between the Company and each of its Protected Suppliers constitutes valuable assets of the Company and may not be converted to the Employee's own use. Accordingly, the Employee hereby agrees that, during the Restricted Period, the Employee shall not, without the prior written consent of the Company, directly or indirectly, on the Employee's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away (i) a Protected Customer for the purpose of providing or selling Competitive Services or (ii) a Protected Supplier for the purpose of acquiring or purchasing goods or services in connection with providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers and Protected Suppliers with whom the Employee had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of his employment hereunder. For purposes of this Agreement, the Employee had "Material Contact" with a Protected Customer or a Protected Customer if (a) he had business dealings with the Protected Customer or Protected Customer, as the case may be, on the Company's behalf; (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer or Protected Customer, as the case may be; or (c) he obtained Trade Secrets or Confidential Information about the Protected Customer, as the case may be, as a result of his association with the Company.

                           (d)      Noncompetition with the Company. The parties
acknowledge: (i) that the Employee's services under this Agreement require special expertise and talent in the provision of Competitive Services and that the Employee will have substantial contacts with customers, suppliers, advertisers and vendors of the Company; (ii) that pursuant to this Agreement, the Employee will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Company during the Restricted Period; (iii) that due to his management duties, the Employee will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (iv) that due to the Employee's special experience and talent, the loss of the Employee's services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (v) that the Employee is capable of competing with the Company; and (vi) that the Employee is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. In consideration of the compensation and benefits being paid and to be paid by the Company to the Employee hereunder, the Employee hereby agrees that, during the Restricted Period, the Employee will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by the Employee of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

                           (e)      Enforcement of Restrictive Covenants.

                           (i)      Rights and Remedies Upon Breach. In the
event the Employee breaches,
or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                                    (A)      the right and remedy to enjoin,
preliminarily and permanently, the Employee from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                                    (B)      the right and remedy to require the
Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Employee as the result of any transactions constituting a breach of the Restrictive Covenants.

                           (ii)     Severability of Covenants. the Employee
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and the Employee in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

7.       RIGHTS TO AND RETURN OF MATERIALS

         The Company and the Employee acknowledge that in the course of the Employee's employment (as employee or independent contractor) by the Company, the Employee may from time to time create, for the Company copyrightable works. Such works may consist of manuals, pamphlets, instructional materials, computer programs, software, software integration techniques, software codes, and data, technical data, photographs, drawings, logos, designs, artwork or other copyrightable material, or portions thereof, and may be created within or without Company's facilities and before, during or after normal business hours. All such works related to or useful in the business of the Company are specifically intended to be works made by hire by the Employee, and the Employee shall cooperate with the Company in the protection of the Company's copyrights in such works and, to the extent deemed desirable by the Company, the registration of such copyrights.

         All records, files, software, software code, memoranda, reports, notes, price lists, customer lists, drawings, plans, sketches, documents, technical information, information on the use, development and integration of software, and the like (together with all copies of such documents and things) relating to the business of the Company, which the Employee shall use or prepare or come in contact with in the course of, or as a result of, the Employee's employment or other engagement by the Company shall, as between the parties to this Agreement, remain the sole property of the Company. Laptop computers, other computers, cell phones, pagers, software and related data, information and things provided to the Employee by the Company or obtained by the Employee, directly or indirectly, from the Company, also shall remain the sole property of the Company. Upon the termination of the Employee's employment or upon the prior demand of the Company, the Employee shall immediately return all such materials and things to the Company and shall not retain any copies or remove or participate in removing any such materials or things from the premises of the Company after termination or the Company's request for return.

8.       GENERAL PROVISION

       A. Governing Law. This Agreement shall be construed and regulated under and by the laws of the State of Florida. Personal jurisdiction for any proceeding brought pursuant to this Agreement shall be vested in the appropriate County or Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough

          County, Florida, or the Federal District Court of the Middle District of Florida, Hillsborough County Division. Venue for any legal action authorized hereunder shall be in Hillsborough County, Florida. Both parties consent to such jurisdiction and venue.

       B. Severability. If any provision of this Agreement is deemed to be unenforceable in accordance with its term, but would be considered enforceable if the time period or geographic area of its effect is reduced, then such provision shall be so reduced with the excessive aspects of the offending provisions deemed severed and deleted from this Agreement with the Agreement enforceable in full in accordance with its terms as so modified. If, however, any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because of its duration, the territory, the definition of activities or the definition of information covered is invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and the Employee in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

       C. Notices. Whenever notice is required to be given hereunder, written notice mailed or delivered to the Company at 4902 West Waters Avenue, Tampa, Florida 33634 (if intended for the Company), or such other address as the Company shall furnish in writing, shall constitute sufficient notice to the Company; and written notice mailed or delivered to Employee at 15817 Hound Horn Lane, Tampa, FL 33624, or such other place as may be designated by Employee in writing, shall constitute sufficient notice to Employee. Where "the Company" or "Employee" consists of more than one party, notice to one shall constitute notice to all.

       D. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

       E. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any and all previous agreements, negotiations and promises between the parties, whether written or oral, with respect to such subject matter.

       F. Amendment. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by both parties hereto, and then such waiver or amendment shall be effective only in the specific instance and for the specific purpose for which it is given.

       G. Assignment. Employee may not directly or indirectly transfer or assign any of its rights or obligations hereunder without prior written consent of the Company, which consent may be given or withheld in the Company's sole and exclusive discretion, and any such attempted assignment or transfer by Employee without the Company's consent shall be void. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Employee and its successors, permitted assigns, heirs, devisees and legal representatives, as the case may be.

       H. Section Headings. Section, subsection and similar headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       I. Prior Agreements. Any prior agreement between Employee and the Company Agreement is terminated and superseded in its entirety by this Agreement.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.

       TROPICAL SPORTSWEAR INT'L CORPORATION

                                               By: /s/ Terri Gonzalez

                                               Its: SVP Human Resources

                                               EMPLOYEE

                                               /s/ Frank A. Maccarrone
                                               Frank A. Maccarrone